SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 29, 2005

Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403

Dallas, TX  75205

 (Address of Principal Executive Offices and  Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 29, 2005, Earth Biofuels, Inc. executed a stock purchase agreement to acquire 100% of the stock of The Wing Sail Company, Inc., dba Distribution Drive.  The effective date of the transaction is October 1, 2005.  Acquired from Mr. Peter Bell, Distribution Drive is a distributor of biodiesel fuel, and is the only distributor for Willie Nelson’s “BioWillie” brand of biodiesel fuel.  Since November 9, 2005, Willie Nelson has served on the Earth Biofuels Board of Directors.

In consideration for such purchase, and pending the completion of an audit of Wing Sail’s financial statements, Earth Biofuels will issue 12 million shares of its restricted common stock.  The parties have agreed that if Distribution Drive’s audited balance sheet shows net assets of less than $600,000, the number of shares of restricted common stock will be adjusted down pro rata.  The Earth Biofuels shares will be issued once the audit of Wing Sail’s financial statements has been completed.  The full text of the Distribution Drive stock purchase agreement is attached as an exhibit to this filing.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The Company has completed an acquisition of assets pursuant to the Distribution Drive stock purchase agreement described in Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits

Exhibit 10.1  Stock Purchase Agreement dated effective October 1, 2005.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels , Inc.
(Registrant)

Date: December 13, 2005	By:	/s/ Tommy Johnson
Tommy Johnson
Chief Executive Officer